Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups
Our Liberty Interactive common stock is intended to reflect the separate performance of our Interactive Group which is comprised of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Celebrate Interactive Holdings, Inc., CommerceHub and our interest in HSN, Inc. Our Liberty Ventures common stock is intended to reflect the separate performance of our Ventures Group which consists of all of our businesses not included in the Interactive Group including our consolidated subsidiary, TripAdvisor, Inc., and our interests in equity method investments of Expedia, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and available-for-sale securities Time Warner Inc. and Time Warner Cable Inc.
The following tables present our assets and liabilities as of June 30, 2013, revenue and expenses for the three and six months ended June 30, 2013 and 2012, and cash flows for the six months ended June 30, 2013 and 2012. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Ventures Group, respectively, as if those businesses and assets had been attributed to those respective groups at the beginning of each period, for comparative purposes. Therefore, the attributed earnings in the periods presented in the Unaudited Attributed Financial Information Statements are not the same as those reflected in the Liberty Interactive Corporation condensed consolidated financial statements. The earnings attributed to the Liberty Interactive common stock and and Liberty Ventures common stock for purposes of those financial statements only relate to the period after the Liberty Ventures stock was issued. The financial information in this Exhibit should be read in conjunction with our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2013 included in this Quarterly Report on Form 10-Q.
Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Ventures Group, our tracking stock structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries are each responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Ventures common stock are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive common stock and Liberty Ventures common stock does not affect the rights of our creditors or creditors of our subsidiaries.

SUMMARY ATTRIBUTED FINANCIAL DATA
Interactive Group

	June 30, 2013	December 31, 2012
	amounts in millions
Summary balance sheet data:
Cash and cash equivalents	$591	699
Trade and other receivables, net	$731	1,095
Inventory	$1,129	1,106
Investments in affiliates, accounted for using the equity method	$322	304
Total assets	$14,359	15,115
Long-term debt	$4,701	4,277
Deferred income tax liabilities	$1,194	1,318
Attributed net assets	$6,664	7,011

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	amounts in millions
Summary operations data:
Revenue	$2,400	2,365	4,834	4,679
Cost of sales	(1,521)	(1,488)	(3,074)	(2,954)
Operating expenses	(207)	(199)	(415)	(407)
Selling, general and administrative expenses (1)	(246)	(241)	(506)	(479)
Depreciation and amortization	(158)	(147)	(311)	(290)
Operating income (loss)	268	290	528	549
Interest expense	(70)	(80)	(154)	(157)
Share of earnings (losses) of affiliates, net	4	7	20	20
Realized and unrealized gains (losses) on financial instruments, net	4	11	17	25
Gains on disposition, net	(1)	—	(1)	—
Other income (expense), net	(14)	(7)	(54)	(4)
Income tax benefit (expense)	(69)	(82)	(127)	(161)
Net earnings (loss)	122	139	229	272
Less net earnings (loss) attributable to noncontrolling interests	13	15	25	29
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$109	124	204	243
______________________________________________

(1)
Includes stock-based compensation of $29 million and $18 million for the three months ended June 30, 2013 and 2012, respectively, and $53 million and $35 million for the six months ended June 30, 2013 and 2012, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA (Continued)
Ventures Group

	June 30, 2013	December 31, 2012
	amounts in millions
Summary balance sheet data:
Cash and cash equivalents	$857	1,961
Investments in available-for-sale securities and other cost investments	$1,361	1,815
Investments in affiliates, accounted for using the equity method	$561	547
Long-term debt, including current portion	$2,264	3,342
Deferred income tax liabilities, including current portion	$2,782	2,959
Attributed net assets	$479	551

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	amounts in millions
Summary operations data:
Revenue	$247	—	477	—
Operating expenses (1)	(36)	—	(72)	—
Selling, general and administrative expenses (1)	(116)	—	(222)	(1)
Depreciation and amortization	(79)	—	(156)	—
Operating income (loss)	16	—	27	(1)
Interest expense	(20)	(27)	(47)	(56)
Share of earnings (losses) of affiliates, net	3	28	(24)	26
Realized and unrealized gains (losses) on financial instruments, net	5	(171)	(81)	(203)
Gains (losses) on dispositions, net	(1)	288	(1)	288
Other, net	(1)	37	1	37
Income tax benefit (expense)	26	(45)	99	(9)
Net earnings (loss)	28	110	(26)	82
Less net earnings (loss) attributable to noncontrolling interests	17	—	31	—
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$11	110	(57)	82
______________________________________________

(1)	Included in the Ventures Group statements of operations are the following amounts of stock-based compensation:

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	amounts in millions
Operating expenses	$5	—	13	—
Selling, general and administrative expenses	10	—	20	—
	$15	—	33	—

BALANCE SHEET INFORMATION
June 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$591	857	—	1,448
Trade and other receivables, net	731	178	—	909
Inventory, net	1,129	—	—	1,129
Short term marketable securities	—	508	—	508
Other current assets	238	28	(151)	115
Total current assets	2,689	1,571	(151)	4,109
Investments in available-for-sale securities and other cost investments (note 2)	4	1,361		1,365
Investments in affiliates, accounted for using the equity method (note 3)	322	561	—	883
Property and equipment, net	1,156	19	—	1,175
Intangible assets not subject to amortization, net	8,358	5,517	—	13,875
Intangible assets subject to amortization, net	1,746	1,033	—	2,779
Other assets, at cost, net of accumulated amortization	84	15	—	99
Total assets	$14,359	10,077	(151)	24,285
Liabilities and Equity
Current liabilities:
Intergroup payable (receivable) (note 7)	$63	(63)	—	—
Accounts payable	533	26	—	559
Accrued liabilities	682	116	—	798
Current portion of debt (note 4)	23	1,006	—	1,029
Deferred tax liabilities	5	987	(151)	841
Other current liabilities	159	47	—	206
Total current liabilities	1,465	2,119	(151)	3,433
Long-term debt (note 4)	4,701	1,258	—	5,959
Deferred income tax liabilities	1,194	1,795	—	2,989
Other liabilities	205	34	—	239
Total liabilities	7,565	5,206	(151)	12,620
Equity/Attributed net assets (liabilities)	6,664	479	—	7,143
Noncontrolling interests in equity of subsidiaries	130	4,392	—	4,522
Total liabilities and equity	$14,359	10,077	(151)	24,285

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$2,400	—	2,400
Other revenue	—	247	247
Total revenue	2,400	247	2,647
Operating costs and expenses:
Cost of sales	1,521	—	1,521
Operating, including stock-based compensation (note 5)	207	36	243
Selling, general and administrative, including stock-based compensation (note 5)	246	116	362
Depreciation and amortization	158	79	237
	2,132	231	2,363
Operating income (loss)	268	16	284
Other income (expense):
Interest expense	(70)	(20)	(90)
Share of earnings (losses) of affiliates, net (note 3)	4	3	7
Realized and unrealized gains (losses) on financial instruments, net	4	5	9
Gains (losses) on transactions, net	(1)	(1)	(2)
Other, net	(14)	(1)	(15)
	(77)	(14)	(91)
Earnings (loss) before income taxes	191	2	193
Income tax benefit (expense)	(69)	26	(43)
Net earnings (loss)	122	28	150
Less net earnings (loss) attributable to noncontrolling interests	13	17	30
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$109	11	120

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$2,365	—	2,365
Other revenue	—	—	—
Total revenue	2,365	—	2,365
Operating costs and expenses:
Cost of sales	1,488	—	1,488
Operating	199	—	199
Selling, general and administrative, including stock-based compensation (note 5)	241	—	241
Depreciation and amortization	147	—	147
	2,075	—	2,075
Operating income (loss)	290	—	290
Other income (expense):
Interest expense	(80)	(27)	(107)
Share of earnings (losses) of affiliates, net (note 3)	7	28	35
Realized and unrealized gains (losses) on financial instruments, net	11	(171)	(160)
Gains (losses) on transactions, net	—	288	288
Other, net	(7)	37	30
	(69)	155	86
Earnings (loss) from continuing operations before income taxes	221	155	376
Income tax benefit (expense)	(82)	(45)	(127)
Net earnings (loss)	139	110	249
Less net earnings (loss) attributable to noncontrolling interests	15	—	15
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$124	110	234

STATEMENT OF OPERATIONS INFORMATION
Six months ended June 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$4,834	—	4,834
Other revenue	—	477	477
Total revenue	4,834	477	5,311
Operating costs and expenses:
Cost of sales	3,074	—	3,074
Operating, including stock-based compensation (note 5)	415	72	487
Selling, general and administrative, including stock-based compensation (note 5)	506	222	728
Depreciation and amortization	311	156	467
	4,306	450	4,756
Operating income (loss)	528	27	555
Other income (expense):
Interest expense	(154)	(47)	(201)
Share of earnings (losses) of affiliates, net (note 3)	20	(24)	(4)
Realized and unrealized gains (losses) on financial instruments, net	17	(81)	(64)
Gains (losses) on transactions, net	(1)	(1)	(2)
Other, net	(54)	1	(53)
	(172)	(152)	(324)
Earnings (loss) before income taxes	356	(125)	231
Income tax benefit (expense)	(127)	99	(28)
Net earnings (loss)	229	(26)	203
Less net earnings (loss) attributable to noncontrolling interests	25	31	56
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$204	$(57)	147

STATEMENT OF OPERATIONS INFORMATION
Six months ended June 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$4,679	—	4,679
Other revenue	—	—	—
Total revenue	4,679	—	4,679
Operating costs and expenses:
Cost of sales	2,954	—	2,954
Operating	407	—	407
Selling, general and administrative, including stock-based compensation (note 5)	479	1	480
Depreciation and amortization	290	—	290
	4,130	1	4,131
Operating income (loss)	549	(1)	548
Other income (expense):
Interest expense	(157)	(56)	(213)
Share of earnings (losses) of affiliates, net (note 3)	20	26	46
Realized and unrealized gains (losses) on financial instruments, net	25	(203)	(178)
Gains (losses) on transactions, net	—	288	288
Other, net	(4)	37	33
	(116)	92	(24)
Earnings (loss) from continuing operations before income taxes	433	91	524
Income tax benefit (expense)	(161)	(9)	(170)
Net earnings (loss)	272	82	354
Less net earnings (loss) attributable to noncontrolling interests	29	—	29
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$243	82	325

STATEMENT OF CASH FLOWS INFORMATION
Six months ended June 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$229	(26)	203
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	311	156	467
Stock-based compensation	53	33	86
Cash payments for stock based compensation	(4)	(1)	(5)
Share of losses (earnings) of affiliates, net	(20)	24	4
Cash receipts from return on equity investments	7	8	15
Realized and unrealized gains (losses) on financial instruments, net	(17)	81	64
(Gains) losses on disposition of assets, net	1	1	2
Deferred income tax (benefit) expense	(86)	(181)	(267)
Other, net	39	(25)	14
Intergroup tax allocation	(94)	94	—
Changes in operating assets and liabilities
Current and other assets	322	(74)	248
Payables and other current liabilities	(359)	(26)	(385)
Net cash provided (used) by operating activities	382	64	446
Cash flows from investing activities:
Cash proceeds from dispositions	—	1,136	1,136
Investments in and loans to cost and equity investees	—	(51)	(51)
Capital expended for property and equipment	(111)	(25)	(136)
Purchases of short-term and other marketable securities	—	(1,116)	(1,116)
Sales of short term and other marketable securities	2	442	444
Other investing activities, net	(7)	(35)	(42)
Net cash provided (used) by investing activities	(116)	351	235
Cash flows from financing activities:
Borrowings of debt	2,246	848	3,094
Repayments of debt	(2,055)	(2,342)	(4,397)
Intergroup receipts (payments), net	2	(2)	—
Shares repurchased by subsidiary	—	(42)	(42)
Shares issued by subsidiary	—	19	19
Repurchases of Liberty common stock	(499)	—	(499)
Other financing activities, net	(39)	—	(39)
Net cash provided (used) by financing activities	(345)	(1,519)	(1,864)
Effect of foreign currency rates on cash	(29)	—	(29)
Net increase (decrease) in cash and cash equivalents	(108)	(1,104)	(1,212)
Cash and cash equivalents at beginning of period	699	1,961	2,660
Cash and cash equivalents at end period	$591	857	1,448

STATEMENT OF CASH FLOWS INFORMATION
Six months ended June 30, 2012
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$272	82	354
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	290	—	290
Stock-based compensation	35	—	35
Cash payments for stock based compensation	(2)	—	(2)
Share of losses (earnings) of affiliates, net	(20)	(26)	(46)
Cash receipts from return on equity investments	5	8	13
Realized and unrealized gains (losses) on financial instruments, net	(25)	203	178
(Gains) losses on disposition of assets, net	—	(288)	(288)
Deferred income tax (benefit) expense	(66)	92	26
Other, net	9	(34)	(25)
Intergroup tax allocation	83	(83)	—
Changes in operating assets and liabilities
Current and other assets	357	—	357
Payables and other current liabilities	(167)	5	(162)
Net cash provided (used) by operating activities	771	(41)	730
Cash flows from investing activities:
Cash proceeds from dispositions	—	348	348
Investments in and loans to cost and equity investees	(11)	(97)	(108)
Capital expended for property and equipment	(151)	—	(151)
Purchases of short-term and other marketable securities	—	—	—
Sales of short term and other marketable securities	46	—	46
Other investing activities, net	(41)	1	(40)
Net cash provided (used) by investing activities	(157)	252	95
Cash flows from financing activities:
Borrowings of debt	666	—	666
Repayments of debt	(761)	(112)	(873)
Intergroup receipts (payments), net	99	(99)	—
Repurchases of Liberty common stock	(637)	—	(637)
Other financing activities, net	(26)	—	(26)
Net cash provided (used) by financing activities	(659)	(211)	(870)
Effect of foreign currency rates on cash	(12)	—	(12)
Net increase (decrease) in cash and cash equivalents	(57)	—	(57)
Cash and cash equivalents at beginning of period	847	—	847
Cash and cash equivalents at end period	$790	—	790

Notes to Attributed Financial Information
(unaudited)

(1)
The Interactive Group is comprised of our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC and Celebrate Interactive Holdings LLC, CommerceHub and our interest in HSN, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes the foregoing investments, as well as the assets, liabilities, revenue, expenses and cash flows of those consolidated subsidiaries. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Ventures Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses among the Interactive Group and the Ventures Group as described in note 5 below.

The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

The Ventures Group consists of all of our businesses not included in the Interactive Group including our consolidated subsidiary TripAdvisor, Inc. and our interests in equity method investments of Expedia, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and available-for-sale securities Time Warner Inc. and Time Warner Cable Inc. Accordingly, the accompanying attributed financial information for the Ventures Group includes these investments. In addition, we have attributed to the Ventures Group all of our senior exchangeable debentures (and related interest expense). See note 4 below for the debt obligations attributed to the Ventures Group.

Any businesses that we may acquire in the future that we do not attribute to the Interactive Group will be attributed to the Ventures Group.

(2)	Investments in available-for-sale securities, including non-strategic securities, and other cost investments are summarized as follows:

	June 30, 2013	December 31, 2012
	amounts in millions
Interactive Group
Other	$4	4
Total Interactive Group	4	4
Ventures Group
Time Warner Inc.	254	1,042
Time Warner Cable Inc.	615	531
AOL, Inc.	—	59
TripAdvisor AFS securities	220	99
Other	272	84
Total Ventures Group	1,361	1,815
Consolidated Liberty	$1,365	1,819

(3)	The following table presents information regarding certain equity method investments:

				Share of earnings (losses)
	June 30, 2013			Three months ended June 30,		Six months ended June 30,
	Percentage ownership	Carrying value	Market value
				2013	2012	2013	2012
	dollar amounts in millions
Interactive Group
HSN, Inc.	37%	$270	1,075	11	9	31	24
Other	various	52	NA	(7)	(2)	(11)	(4)
Total Interactive Group		322		4	7	20	20
Ventures Group
Expedia, Inc.	17%	438	1,388	10	26	(10)	24
TripAdvisor, Inc.	NA	NA	NA	NA	12	NA	23
Other	various	123	NA	(7)	(10)	(14)	(21)
Total Ventures Group		561		3	28	(24)	26
Consolidated Liberty		$883		7	35	(4)	46

(4)	Debt attributed to the Interactive Group and the Ventures Group is comprised of the following:

	June 30, 2013
	Outstanding principal	Carrying value
	amounts in millions
Interactive Group
8.5% Senior Debentures due 2029	$287	285
8.25% Senior Debentures due 2030	505	501
QVC 7.5% Senior Secured Notes due 2019	769	760
QVC 7.375% Senior Secured Notes due 2020	500	500
QVC 5.125% Senior Secured Notes due 2022	500	500
QVC 4.375% Senior Secured Notes due 2023	750	750
QVC 5.95% Senior Secured Notes due 2043	300	300
QVC Bank Credit Facilities	990	990
Other subsidiary debt	138	138
Total Interactive Group debt	4,739	4,724
Ventures Group
4% Exchangeable Senior Debentures due 2029	469	318
3.75% Exchangeable Senior Debentures due 2030	460	313
3.5% Exchangeable Senior Debentures due 2031	367	310
0.75% Exchangeable Senior Debentures due 2043	850	938
TripAdvisor Debt Facilities	385	385
Total Ventures Group debt	2,531	2,264
Total consolidated Liberty debt	$7,270	6,988
Less current maturities		(1,029)
Total long-term debt		$5,959

(5)
Cash compensation expense for our corporate employees will be allocated between the Interactive Group and the Ventures Group based on the estimated percentage of time spent providing services for each group. On a semi-annual basis estimated time spent will be determined through an interview process and a review of personnel duties unless transactions significantly change the composition of companies and investments in either respective group which would require a more timely reevaluation of estimated time spent. Other general and administrative expenses will be charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Interactive Group to the Ventures Group were determined to be

$7 million and $1 million for the three months ended June 30, 2013 and 2012, respectively, and $10 million and $2 million for the six months ended June 30, 2013 and 2012, respectively. We note that stock compensation related to each tracking stock group is determined based on actual options outstanding for each respective tracking stock group.

While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
The Liberty Interactive common stock and the Liberty Ventures common stock have voting and conversion rights under our restated charter. Following is a summary of those rights. Holders of Series A common stock of each group is entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, are entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock will vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive common stock or the approval of the holders of only Series A and Series B Liberty Ventures common stock.

At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the same series that is related to the other group.

(7)	The intergroup payable (receivable) is primarily attributable to an allocation of intergroup income taxes payable from the Interactive Group to the Ventures Group.